Exhibit 10.6

AMENDMENT NO. 4

TO THE

QUANTA SERVICES, INC.

2011 OMNIBUS EQUITY INCENTIVE PLAN

This Amendment No. 4 to the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan (the “Plan”), is made on behalf of Quanta Services, Inc., the sponsor of the Plan, effective as of February 27, 2019.

1. Section 15(c) of the Plan is hereby amended in its entirety to read as follows:

“(c) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any withholding taxes (at a rate that is no less than the minimum required by applicable law and no more than the maximum statutory marginal rate that could be applicable to the Participant) in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability.”

2. Except as specifically modified herein, all terms and conditions of the Plan shall remain in effect.

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As approved by the Board of Directors of Quanta Services, Inc. on February 27, 2019